ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                     --------------------------------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: TECHNOLOGY SYSTEMS INTERNATIONAL, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is Two Field Court, Wrightstown, NJ 08562.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ROBERT J. BURNETT, ESQ., FLA. BAR #0117978
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200



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                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 25,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be: Mark Beloyan, 13900 S.W. 24th Street, Davie, Florida, 33325.

                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have one (1) Director initially.


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                                  ARTICLE VIII
                                INITIAL DIRECTORS
                                -----------------

         The name and address of the initial Director of this Corporation are:

                                 Stephen Beloyan
                                 Two Field Court
                              Wrightstown, NJ 08562

         The person named as initial Director shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Robert J. Burnett, Esq., Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Blvd., #1900, Ft. Lauderdale, FL 33301.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XII
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 23rd day of November, 1998


                                                -----------------------------
                                                Robert J. Burnett, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at Two Field Court, Wrightstown, NJ 08562, has named Mark Beloyan, 13900 S.W. 24th Street, Davie, FL 33325, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.





                                            ------------------------------------
                                            Mark Beloyan






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